UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2007

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Normal Course Issuer Bid

On February 15, 2007, Tucows Inc. announced that the Toronto Stock Exchange (“TSX”) accepted a notice of its intention to make a normal course issuer bid through the facilities of the TSX.  The normal course issuer bid is intended to be part of the share buy-back program previously announced by the Company on January 9, 2007.  The notice provides that Tucows may, during the twelve-month period commencing February 16, 2007 and ending February 15, 2008, purchase up to 5,698,398 common shares for market price at the time of acquisition.  In total, the shares will be approximately 10% of Tucows’ public float and all shares purchased under the normal course issuer bid will be cancelled.

A copy of the press release is furnished as Exhibit 99.1 to this report pursuant to Item 8.01 and Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits

99.1	Press Release dated February 15, 2007 announcing the TSX’s acceptance of a notice that Tucows intends to make a normal course issuer bid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated:  February 15, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Tucows Inc. dated February 15, 2007